Exhibit 99.1

AT THE COMPANY:                                  INVESTOR RELATIONS:
Barry A. Rothman                                 Howard Gostfrand
Onstream Media Corporation                       American Capital Ventures
954-917-6655                                     305-918-7000
brothman@onstreammedia.com                       hg@amcapventures.com

FOR IMMEDIATE RELEASE

ONSTREAM MEDIA CORPORATION FIRST QUARTER FY 2006 CONFERENCE CALL RECAP


POMPANO BEACH, FL - MARCH 1, 2006 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand, rich media communications, held a conference call on February 28th to discuss its fiscal 2006 first quarter financial results, new business developments and outlook for the remainder of fiscal year 2006.

In the course if his review of the company's recently reported financial results, Robert Tomlinson, CFO of Onstream Media, also highlighted the following key points:

  o On February 28, 2006, the company filed amendments to its previously filed 10-QSB for the first quarter of fiscal 2006, as well as for its 10-KSB for the fiscal year ended September 30, 2005. These amendments had the effect of increasing permanent shareholder's equity, and correspondingly reducing the temporary equity classification "equity securities subject to potential rescission", by approximately $1.8 million and approximately $2.4 million as of September 30 and December 31, 2005, respectively. The amendments had no impact on the company's previously reported results of operations, cash flows, total assets or total liabilities.
  o The company had received a letter from NASDAQ dated February 23, 2006 notifying it that NASDAQ believed the company did not comply with Marketplace Rule 4310(c)(2)(B), which, among other things, requires a company to have a minimum of $2.5 million in stockholders' equity in order to be eligible for continued listing on the Nasdaq Capital Market. Upon subsequent discussions with Nasdaq officials, they informed the company that they were unable to consider any portion of the temporary equity classification for the purpose of meeting the stockholders' equity requirement, including the converted portion disclosed in the company's financial statement notes, except to the extent it was included in the stockholders' equity caption on the face of the balance sheet. Therefore, in order to meet the NASDAQ requirements, and after consultation by the company's audit committee members and appropriate company officers with its independent accountants and legal counsel, the company decided to file the aforementioned amendments, which removed certain of these previously disclosed conversions from the temporary equity classification "equity securities subject to potential rescission" and returned them to stockholders' equity, resulting in amended stockholders' equity balances of approximately $4.9 million and approximately $4.5 million as of September 30 and December 31, 2005, respectively.
  o On February 28, 2006, NASDAQ confirmed to the company that it is now in compliance with the aforementioned NASDAQ listing requirements and they consider the matter closed.

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Randy Selman, president and CEO of Onstream Media, also highlighted the following:
  o The company's radio-based advertising kicked-off in January with spots running on the CNN and FOX channels on XM Satellite Radio. Beginning in the third fiscal quarter, the company expects to begin a similar TV-based campaign on the major business channels.
  o The company's search engine optimization program on the major search engines such as Google, Yahoo and MSN has already begun to generate new leads. The company plans to expand this effort over the upcoming weeks.
  o Mr. Selman stated that "Looking ahead, we anticipate positive financial improvements throughout fiscal 2006 as the DMSP gains momentum and sales of our current smart encoding, EDNet and webcasting services continue to grow. In particular, we expect revenues and gross margins from webcasting and digital asset management to exceed the corresponding prior year amounts throughout the balance of the fiscal year. In short, we continue to believe that we've turned an important corner, having successfully moved from the product development and integration phase into one of growth and improved financial performance."

ABOUT ONSTREAM MEDIA CORPORATION

Founded in 1993, Onstream Media (Nasdaq: ONSM) is a leading online Application Service Provider (ASP) of live and on-demand, rich media communications via the Onstream Digital Media Services Platform. Specializing in audio and video corporate communications, Onstream Media's pioneering ASP digital media services technology provides its customers with the necessary tools for webcasting, web conferencing, managing digital assets, publishing content on the Internet and establishing e-commerce storefronts to transact business online. All of Onstream Media's services are focused on increasing productivity and revenues, and reducing capital expenditures and operational costs of any organization in an affordable and highly secure environment. As a result, 78% of the Fortune 100 CEOs and CFOs and almost half of the Fortune 1000 companies have used Onstream Media's services.

Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Disney, MGM, Deutsche Bank, Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit the Onstream website at www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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